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                                                                 Exhibit 10-I(2)
                                                                        12/13/98



                                SECOND AMENDMENT
                                       TO
                              THE DANA CORPORATION
                           DIRECTOR DEFERRED FEE PLAN
                           --------------------------


         Pursuant to resolutions of the Board of Directors adopted on December 14, 1998, the Dana Corporation Director Deferred Fee Plan (the "Plan") is hereby amended, effective as of December 14, 1998, as set forth below.

         1.       A new Section 11 is hereby added to the Plan as follows:

                  "11.     Canadian Resident Directors
                           ---------------------------

                           Notwithstanding anything in the Plan to the contrary, the Plan, as it applies to a Director who is a resident of Canada for the purposes of the Income Tax Act (Canada) at any time that Units are credited to a Stock Account of that Director, shall be as modified in Schedule 1 hereto."

         IN WITNESS WHEREOF, the undersigned has hereby executed this Second Amendment on behalf of the Corporation this 21st day of January, 1999.



                                                 DANA CORPORATION


                                                 By: /s/ Martin J. Strobel
                                                     ---------------------

ATTEST:


/s/ Mark A. Smith, Jr.
----------------------



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                                   Schedule 1
                                   ----------

                                DANA CORPORATION
                           DIRECTOR DEFERRED FEE PLAN

                        For Directors Resident in Canada


                                 1. Introduction
                                    ------------

         This Schedule 1 modifies the Dana Corporation Director Deferred Fee Plan for Directors resident in Canada to provide such Directors with the opportunity to defer to a future date the receipt of their compensation as Directors. This Schedule 1 constitutes the entire Plan for such Directors.


                                 2. Definitions
                                    -----------

         The following words and phrases shall have the meanings set forth below:

          A.   "Account" shall mean a Director's Stock Account.

          B. "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation.

          C.   "Corporation" shall mean Dana Corporation.

          D. "Director" shall mean a member of the Board of Directors of the Corporation, who is not a current employee of the Corporation or any of its Subsidiaries and who is a Canadian resident.

          E. "Fees" shall mean any retainer fees or meeting fees that a Director receives or is entitled to receive in payment for his service as a Director of the Corporation. "Fees" shall also include fees that accrue on account of service on any committee of the Board of Directors, and fees that are payable for services over and above those normally expected from Directors and performed at the request of the Chairman of the Board of Directors.

          F. "Grant Date" shall mean the date each year of the annual organizational meeting of the Board that is held following the Corporation's annual meeting of stockholders.

          G. "Plan" shall mean the Dana Corporation Director Deferred Fee Plan, as amended by and set out in this Schedule 1 for Directors resident in Canada, and as thereafter amended from time to time.

          H. "Retirement Plan" shall mean the Dana Corporation Directors Retirement Plan.

          I.   "Year" shall mean a calendar year.

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                              3. Director's Account
                                 ------------------

         Each Director may elect to have any portion (or all) of his Fees as a Director deferred by filing a written election with the Corporation prior to January 1 of each year for which deferrals are to be made. Any such deferred Fees are to be credited to a Stock Account. In addition, on each Grant Date commencing April 21, 1997, each Director shall have his Stock Account credited with 300 Units. Each person who was a Director on October 1, 1996 shall also have his Stock Account credited with a one-time allocation of Units equivalent to the present value of his accrued benefit earned through December 31, 1996 under the Retirement Plan.

         For each Director who determines that all or a portion of his deferred Fees should be converted into Units equal to shares of the Corporation's common stock, as well as for each Director for whom stock Units are otherwise credited to a Stock Account, the Corporation shall establish a Stock Account for that Director and shall credit that Account with any Fees (or Units) deferred at the time payment would have otherwise have been made to the Director. Any accrued dollar balance in such Account shall be converted four times each Year, effective March 31, June 30, September 30, and December 31, into a number of Units equal to the maximum number of whole shares of the Corporation's common stock that could have been purchased with the dollar amount credited to the Account, assuming a purchase price per share equal to the average of the last reported daily sales prices for shares of such common stock on the New York Stock Exchange - Composite Transactions on each trading day during the last full month preceding the date of conversion, and the dollar amount then credited to such Account shall be appropriately reduced. Any dollar amount not credited to the Stock Account of a Director as whole Units shall be accrued as a dollar balance in the Account.

         When cash dividends are declared and paid on the Corporation's common stock, the dollar balance in the Account of each Director shall be credited as of the dividend payment date with an amount equal to the cash that would have been paid if each Unit in such Account, as of the dividend record date, had been one share of the Corporation's outstanding common stock.

         If the Corporation increases or decreases the number of shares of its outstanding common stock as a result of a stock dividend, stock split, or stock combination, a corresponding proportionate adjustment shall be made in the number of Units then credited to each Director's Account, as well as in the number of Units being credited annually to each Director's Account, pursuant to this Section 3.

         No person shall, by virtue of his participation in the Plan, have or acquire any interest whatsoever in property or assets of the Corporation or in any share of the Corporation's common stock, or have or acquire any rights whatsoever as a stockholder of the Corporation.

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         Following a Director's death, retirement from the Board of Directors, or termination of service as a Director, amounts held in his Account will be distributed in accordance with Section 4.


                          4. Distributions to Directors
                             --------------------------

         A distribution in respect of a Director's Account shall be made on a date determined by the Committee which is after the time of the Director's death, retirement from the Board of Directors, or termination of service as a Director and no later than the end of the first calendar year commencing after that time. In no event shall a distribution be paid to a Director before the time of the Director's death, retirement from the Board of Directors, or termination of service as a Director. Any accrued dollar balance in a Director's Account shall be converted into Units, in the manner described in Section 3, prior to the distribution. A distribution shall be subject to withholding of taxes and other amounts required by any applicable legislation to be withheld.

         In the event of the death of a Director either before or after retirement or termination of services, the amount then credited to his Accounts shall be paid in cash in such manner as the Committee may determine, regardless of the manner in which such payments would have been made to the Director had he lived.

         Each distribution in respect of a Director's Account shall be made (in whole or in part) at the election of the participant, in shares of the Corporation's common stock, in cash, or in a combination of shares of common stock and cash. Any stock distribution in respect of Units from a Director's Account shall be made on the basis of one share of the Corporation's common stock for each Unit being distributed.

         If any distribution in respect of a Director's Account is to be made in cash, the value of each Unit being distributed from his Account shall be assumed, for purposes of such distribution, to be equal to the average of the last reported daily sales prices for shares of the Corporation's common stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment.

         If any distribution is to be made in shares of the Corporation's common stock, the Corporation shall take all necessary action to comply with or secure an exemption from the registration requirements of the Securities Act of 1933, the requirements of any applicable Canadian securities legislation, and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Corporation's common stock may then be listed; provided, that the Corporation may (i) delay the making of any such distribution in shares of its common stock for such period as it may deem necessary or advisable to effect compliance with the requirements above referred to, and (ii) require, as a condition precedent to the delivery of the certificate(s) representing such shares, that any recipient thereof execute and deliver such representations,

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agreements and/or covenants in favor of the Corporation with respect to the holding and/or disposition of such shares, and such consent to the mechanics for enforcement of such representations, agreements and/or covenants, as the Committee may deem necessary or advisable in order to comply with or obtain exemption from any of the requirements referred to above, provided that if the delay referred to in (i) above or if compliance with the condition precedent referred to in (ii) above would otherwise result in such distribution in shares being made later than the end of the first calendar year commencing after the time of the Director's death, retirement from the Board of Directors, or termination of service as a Director, the Director shall be deemed to have elected that the distribution be made in cash and the distribution in cash shall be made before the end of such calendar year.

         All distributions under the Plan shall be made to the Director, except that, in the event of the death of a Director, distributions shall be made to such person or persons related to or dependent on the Director as such Director shall have designated by written notice to the Committee prior to his death. In the event the designated beneficiary fails to survive the Director, or if the Director fails to designate such a beneficiary in writing, the Corporation shall distribute the balance in the Director's Account to the legal representative of such deceased Director.

         In the event of any merger, consolidation, sale of substantially all of the assets of the Corporation or other similar transaction, the sole adjustments to the Account of each Director shall be those prescribed by the underlying agreement pursuant to which such transaction is effected; provided, however, that no such adjustments shall, at the time the adjustments are made, reduce the value of the Account of any Director below its value immediately prior to such adjustments.


                          5. Non-Assignment of Interest
                             --------------------------

         No interest in any undistributed Unit amount shall be transferable or assignable by any Director, and any purported transfer or assignment of any such interest, and any purported lien on or pledge of any such interest, made or created by any Director, shall be void and of no force or effect as against the Corporation. Any payment due under this Plan shall not, in any manner, be subject to the debts or liabilities of any Director or beneficiary. Units will represent shares of the Corporation's common stock for accounting purposes only, and shall not be convertible to, or considered to be, actual shares of stock for any reason.


              6. Amendment, Termination, and Interpretation of Plan
                 --------------------------------------------------

         The Board of Directors of the Corporation shall have the right at any time, and from time to time, to modify, amend, suspend, or terminate the Plan; provided, however, that no such action shall be taken that would affect Fees deferred (or Units credited) prior to the action taken without the consent of the affected Director (or his personal representative).

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         The Committee shall have the power to interpret the Plan and to decide any and all matters arising hereunder, including, but not limited to, the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all participants similarly situated. In addition, any interpretations and decisions made by the Committee shall be final, conclusive, and binding upon all persons who have (or claim to have) any interest in or under the Plan.


                                 7. Information
                                    -----------

         Each person entitled to receive a payment under this Plan, whether a Director, a duly-designated beneficiary of a Director, a guardian, or otherwise, shall provide the Committee with such information as it may, from time to time, deem necessary or in its best interests in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data, or other information as the Committee may, from time to time, deem necessary or advisable.


                                8. Governing Law
                                   -------------

         The Plan shall be construed, administered, and governed in all respects under and by the applicable internal laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.


                           9. Shares Reserved for Plan
                              ------------------------

         This Schedule 1 does not modify the total number of shares of the Corporation's common stock, par value $1 per share, reserved for issue under the Plan as amended and restated on February 10, 1997, namely 55,000 shares. Such number of shares is subject to adjustment in the event of a stock dividend, stock split, stock combination, or similar event.


                               10. Effective Date
                                   --------------

         The Plan, as most recently amended and restated, was adopted by the Board effective on December 14, 1998. This Schedule 1 was adopted by the Board on December 14, 1998, and will apply to any Units credited before or after such effective date to the Stock Account of a Director resident in Canada.